EXHIBIT 1(d)


                      CERTIFICATE OF TERMINATION OF SERIES

                                       OF

        MERRILL LYNCH MULTI-STATE LIMITED MATURITY MUNICIPAL SERIES TRUST

     The undersigned, constituting all of the Trustees of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (the "Trust"), acting pursuant to Section 11.2(b) of the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust"), do hereby affirm that the following series have been terminated in accordance with Section 11.2(a) of the Declaration of
Trust:

     (i)     Merrill Lynch Massachusetts Limited Maturity Municipal Bond Fund;

     (ii)    Merrill Lynch New Jersey Limited Maturity Municipal Bond Fund; and

     (iii)   Merrill Lynch Pennsylvania Limited Maturity Municipal Bond Fund.

     IN WITNESS WHEREOF, the undersigned have caused the Certificate to be signed as of the 9th day of April 1998.

/S/ ARTHUR ZEIKEL                            /S/ JAMES H. BODURTHA
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Arthur Zeikel                                James H. Bodurtha

/S/ HERBERT I. LONDON                        /S/ ROBERT R. MARTIN
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Herbert I. London                            Robert R. Martin

/S/ JOSEPH L. MAY                            /S/ ANDRE F. PEROLD
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Joseph L. May                                Andre F. Perold